GUANGZHOU TANKE INDUSTRY CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008, AND
AS OF SEPTEMBER 30, 2010 (UNAUDITED) AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

GUANGZHOU TANKE INDUSTRY CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
GUANGZHOU TANKE INDUSTRY CO., LTD.

We have audited the accompanying consolidated balance sheets of GUANGZHOU TANKE INDUSTRY CO., LTD. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Parker Randall CF

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong

December 30, 2010

GUANGZHOU TANKE INDUSTRY CO., LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,067,051	$1,817,875	$1,263,517
Restricted cash	-	146,451	-
Due from related parties	3,265,559	2,593,961	35,115
Accounts receivable	2,192,188	1,617,543	1,738,045
Inventories	1,114,806	984,606	696,306
Other receivables	440,680	368,748	103,979
Other current assets	12,580	37,529	22,721
Total current assets	10,092,864	7,566,713	3,859,683

Investments in unconsolidated entities	253,690	248,968	102,420
Property and equipment, net	1,482,931	1,426,472	1,547,728
Construction in progress	121,264	34,831	-
Intangible asset, net	283,536	278,258	277,997
Total assets	$12,234,285	$9,555,242	$5,787,828

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$374,520	$143,239	$711,104
Other payables and accrued liabilities	524,607	345,204	678,969
Income tax payable	582,685	282,669	27,826
Due to related parties	-	-	549,556
Current portion of long-term borrowings	895,375	878,709	-
Total current liabilities	2,377,187	1,649,821	1,967,455

Government grant	63,616	151,099	46,089
Long-term borrowings	671,532	1,318,063	-
Total liabilities	3,112,335	3,118,983	2,013,544

Commitments and contingencies

Shareholders' equity:
Contributed capital	1,427,856	1,427,856	1,354,626
Retained earnings	5,401,128	3,467,228	1,474,898
Accumulated other comprehensive income	485,640	365,588	361,595
Total shareholders' equity	7,314,624	5,260,672	3,191,119
Non-controlling interest in subsidiary	1,807,326	1,175,587	583,165
Total equity	9,121,950	6,436,259	3,774,284
Total liabilities and shareholders' equity	$12,234,285	$9,555,242	$5,787,828

See accompanying notes to the financial statements

GUANGZHOU TANKE INDUSTRY CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2009	2008	2010	2009
			(Unaudited)	(Unaudited)

Net sales	$12,169,539	$8,595,869	$13,542,701	$9,463,165
Costs of sales	6,694,921	5,271,778	8,633,237	5,282,022
Gross profit	5,474,618	3,324,091	4,909,464	4,181,143
Selling expenses	1,596,439	1,081,099	1,298,552	1,136,969
Administrative expenses	783,069	653,600	591,238	566,769
Depreciation and amortization	39,508	44,286	36,516	36,600
Other operating expenses	17,601	44,176	1,344	2,323
Income from operations	3,038,001	1,500,930	2,981,814	2,438,482
Foreign exchange gains, net	43,159	9,304	186	-
Interest income	4,890	1,390	33,382	3,525
Interest expense	(58,626)	(16,305)	(79,921)	(53,168)
Income before income taxes	3,027,424	1,495,319	2,935,461	2,388,839
Income tax expense	443,423	96,991	395,930	345,534
Net income	2,584,001	1,398,328	2,539,531	2,043,305
Non-controlling interest in earnings of subsidiary	(591,671)	(294,431)	(605,631)	(482,133)
Net income available to shareholders	$1,992,330	$1,103,897	$1,933,900	$1,561,172
Other comprehensive income, net of tax:
Foreign currency translation	4,744	197,863	146,160	197,863
Translation attributable to non-controlling interest	(751)	(24,283)	(26,108)	(30,976)
Comprehensive income	$1,997,074	$1,301,760	$2,080,060	$1,759,035

See accompanying notes to the financial statements

GUANGZHOU TANKE INDUSTRY CO., LTD.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Tanke Shareholders
			Accumulated
			Other	Total
	Contributed	Retained	Comprehensive	Shareholders'	Non-Controlling	Total
	Capital	Earnings	Income	Equity	Interest	Equity

Balance at December 31, 2007	$1,354,626	$371,001	$188,015	$1,913,642	$264,451	$2,178,093

Net income		1,103,897		1,103,897	294,431	1,398,328
Foreign currency translation			173,580	173,580	24,283	197,863

Balance at December 31, 2008	1,354,626	1,474,898	361,595	3,191,119	583,165	3,774,284

Increase in paid-in capital	73,230			73,230		73,230
Net income		1,992,330		1,992,330	591,671	2,584,001
Foreign currency translation			3,993	3,993	751	4,744

Balance at December 31, 2009	1,427,856	3,467,228	365,588	5,260,672	1,175,587	6,436,259

Net income (unaudited)		1,933,900		1,933,900	605,631	2,539,531
Foreign currency translation (unaudited)			120,052	120,052	26,108	146,160

Balance at September 30, 2010 (unaudited)	$1,427,856	$5,401,128	$485,640	$7,314,624	$1,807,326	$9,121,950

See accompanying notes to the financial statements

GUANGZHOU TANKE INDUSTRY CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2009	2008	2010	2009
			(unaudited)	(unaudited)
Operating activities:
Net income	$2,584,001	$1,398,328	$2,539,531	$2,043,305
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	143,229	139,123	107,162	82,909
Changes in operating assets and liabilities:
Accounts receivable	122,074	(304,824)	(538,855)	(100,578)
Inventories	(287,513)	(57,713)	(110,477)	257
Other receivables	(264,547)	(226,606)	(147,112)	(610,075)
Other current assets	(14,780)	21,915	25,420	(46,446)
Accounts payable	(568,266)	(116,287)	226,416	(577,772)
Other payables and accrued liabilities	(334,245)	339,777	171,232	(1,180,094)
Income tax payable and receivable	254,699	25,496	291,886	316,835
Government grant	104,918	44,557	(89,500)	21,620
Advance from customer	-	-	-	19,637
Net cash provided by (used in) operating activities	1,739,570	1,263,766	2,475,703	(30,402)

Investing activities:
Purchase of property and equipment	(70,932)	(61,260)	(136,291)	(9,627)
Investment in unconsolidated entities	(146,383)	-	-	(146,383)
Change in restricted cash	(146,383)	347,686	147,828	(73,191)
Payments for construction in progress	-	-	(84,967)	-
Net cash provided by (used in) investing activities	(363,698)	286,426	(73,430)	(229,201)

Financing activities:
Due to/from related parties	(3,107,429)	138,282	(533,768)	(1,998,219)
Capital contributions from stockholders	88,727	-	-	-
Increase (decrease) in bank borrowings	2,195,743	(799,197)	(665,223)	2,195,743
Net cash provided by (used in) financing activities	(822,959)	(660,915)	(1,198,991)	197,524

Effect of foreign currency translation	1,445	52,689	45,895	5,661

Net increase (decrease) in cash	554,358	941,966	1,249,177	(56,418)
Cash, beginning of period	1,263,517	321,551	1,817,875	1,263,517
Cash, end of period	$1,817,875	$1,263,517	$3,067,052	$1,207,099

Supplemental disclosures of cash flow information:
Cash paid for interest	$58,626	$16,305	$79,921	$53,186
Cash paid for income taxes	$133,049	$123,262	$129,181	$63,245

See accompanying notes to the financial statements

GUANGZHOU TANKE INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Pursuant to the Company Law of the People’s Republic of China (“PRC”), GUANGZHOU TANKE INDUSTRY CO., LTD. (the ”Company" or “Guangzhou Tanke Co.”) is a limited liability enterprise registered with the Administration of Industry and Commerce of Guangzhou Municipality. Guangzhou Tanke Co. was incorporated on April 21, 1997 with an initial registered and paid-in capital of $1,147,704, or 9.5 million Chinese Renminbi (“RMB”). The principal activities of the Company include technical research and development of premixed animal feed and feed additives, and wholesale and retail trade of the feed products. On November 1, 2009, Guangzhou Tanke Co. increased its registered capital to RMB10,000,000.

Guangzhou Tanke Animal Health Co. (hereinafter referred to as “Animal Health Co.”) was incorporated on August 16, 2006 and is a wholly-owned subsidiary of the Company. Animal Health Co. is engaged in the research, production and distribution of veterinary powder, pulvis and premix.

Guangzhou Jenyi Bio-tech Co., Ltd. (hereinafter referred to as “Jenyi”) was incorporated on May 16, 2006, and is a wholly-owned subsidiary of the Company. Jenyi is engaged in the research, production and distribution of premixed animal feed and feed additives.

Guangzhou Tanke Bio-tech Co., Ltd. (hereinafter referred to as “Bio Co.”) was incorporated on July 5, 2005 and is a joint venture with a foreign entity. It is 75% owned by the Company. This subsidiary is engaged in the research and production of animal feed additives and premixed feed.

Zhujiang New Town Branch of Guangzhou Tanke Co. (hereinafter referred to as “Zhujiang New Town Branch”), a branch of Tanke Co., was established on May 12, 2005. Zhujiang New Town Branch perfoms administrative functions for Guangzhou Tanke Co.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The Company’s consolidated financial statements have been stated in US dollars and prepared in accordance with generally accepted accounting principles in the United States of America.

(b)	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries (the “Group'').  All significant inter-company balances and transactions within the Group have been eliminated.

(c)	Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of the amount due from related parties, the net realizable value of inventories, the estimation of useful lives of property and equipment, and intangible assets. Actual results could differ from those estimates.

(d)	Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and amounts due from related parties. The Company places its cash with financial institutions with high-credit ratings and quality. In addition, the Company conducts periodic reviews of the related party financial conditions and payment practices.

During the years ended December 31, 2009 and 2008, one customer represented 15.28% and 6.77% of its total revenue, respectively.  During the nine months ended September 30, 2010 (unaudited), the Company had two customers representing 15.13% and 11.14% of total revenue.

The Company’s revenue is generated from buyers in mainland China.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC only.

(f)	Restricted Cash

Deposits in banks that are restricted in use are classified as restricted cash. Such restricted cash is held by the bank as security on its loan.

(g)	Trade and Other Receivables

The Company periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. Once collection efforts have been exhausted, the account receivable is written off against the allowance. The Company does not require collateral for trade or other accounts receivable. The Company had bad debt write-offs of $125,150 in the year ended December 31, 2009.

(h)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The cost of inventories includes the purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During 2009, 2008 and the nine months ended September 30, 2010 (unaudited), the Company did not make any allowance for slow-moving or defective inventories.

(i)	Property and Equipment

Property and equipment are stated at cost less accumulation depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation of property and equipment is calculated using the straight-line method over their estimated useful lives. The estimated useful lives are as follows:

Buildings	15-20 years
Plant and machinery	3-20 years
Motor vehicle	10 years
Office equipment	3-10 years

Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less the proceeds from disposal is charged or credited to income.

(j)	Land use rights

Land use rights are recorded at cost less accumulated amortization. Amortization is provided over the term of the land use right agreements on a straight-line basis.

(k)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

(l)	Revenue Recognition

Revenue is recognized when all of the following criteria are met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller's price to the buyer is fixed or determinable; and
- Collectability is reasonably assured.

The Company continually performs analyses of returns and allowances and records a provision at the time of sale if necessary. At December 31, 2009 and 2008, as well as September 30, 2010 (unaudited), it was determined that potential returns and allowances were not material so the Company did not record a provision for returns. The Company revisits this estimate regularly and adjusts it if conditions change.

(m)	Cost of Revenue

Cost of revenue consists primarily of material cost, labor cost, rent of land allocated to production, overhead associated with the manufacturing process and directly related expenses.

(n)	Research and Development Costs

Research and development costs are charged to expense as incurred and are included in operating expenses.

(0)	Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740, ”Income Tax”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(p)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from net income or loss, investments by owners and distributions to owners. The Company’s only component of other comprehensive income is the foreign currency translation adjustments.

(q)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(r)	Foreign Currency Translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates for the period.  Shareholders’ equity is translated at historical exchange rates. Any translation adjustments are included as a foreign exchange adjustment in other comprehensive income, a component of shareholders’ equity.

Exchange rates used for the foreign currency translation are as follows:

US$1 to RMB	2009	2008

Closing rate	6.8282	6.8346
Average rate	6.8314	7.0696

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(s)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due to/from related parties, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of long-term borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

(t)	Recent Accounting Updates

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13 “Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force” that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions.  The ASU is effective beginning January 1, 2011. While the Company does not believe this Update will have a material impact, it is currently evaluating the impact of this update on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-02 “Accounting and Reporting for Decrease in Ownership of a subsidiary – a Scope Clarification”. The update provides amendments to subtopic 810-10 and related guidance within US GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to three cases. The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the sales of in substance real estate and conveyances of oil and gas mineral rights transactions even if they involve businesses. If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, and entity first needs to consider whether the substance of the transaction causing the decrease in ownership in addressed in other U.S.GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10. The amendments in this Update also expand the disclosure about the deconsolidation of a subsidiary or derecognition of a group of assets within the scope of Subtopic 810-10. The Company adopted this Update on January 1, 2010 and there was no impact.

3.	DUE FROM RELATED PARTIES

The amount due from related parties relates to advances to Mr. Qiu Guixiong, Ms. Gaobi and Ms. Liang Xiuzhen who are the major equity holders of the Company. The loans do not bear interest, are unsecured and repayable on demand. (See Note 19 “Subsequent Event”)

4.	OTHER RECEIVABLES

Other receivables consist of loans to third parties, which are interest free, unsecured and repayable on demand.

5.	OTHER CURRENT ASSETS

           Other current assets consisted of the following.

	September 30,
	2010	December 31,	December 31,
	(Unaudited)	2009	2008
Prepayment to suppliers	$5,295	$-	$22,586
Deferred expenses	7,285	37,529	135
	$12,580	$37,529	$22,721

Deferred expenses primarily represent accrued input VAT which has not been declared to the tax bureau.

6.	INVENTORY

Inventories consisted of the following.

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)

Raw materials	$580,308	$527,625	$302,761
Finished goods	307,347	286,292	243,065
Work in pogress	192,063	146,164	130,650
Packaging material	35,088	24,525	19,830
	$1,114,806	$984,606	696,306

For the years ended December 31, 2009 and 2008, and for the nine months ended September 30, 2010 (unaudited), the Group did not record an allowance for slow-moving and obsolete inventories.

7.	INVESTMENTS IN UNCONSOLIDATED ENTITIES

		September 30,	December 31,	December 31,
	Tanke Interest	2010	2009	2008
		(Unaudited)

Guangzhou zhong dan yu Bio-Te Co.	20%	$149,229	$102,516	$-
Hunan guang Bio Te Co., Ltd	10%	104,461	146,452	102,420
		$253,690	$248,968	$102,420

Investments in unconsolidated entities consisted of the following.  These investments are being accounted for using the cost method.

8.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following.

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)

Buildings	$1,409,245	$1,197,428	$1,196,307
Plant and equipment	603,750	577,871	566,943
Motor vehicles	52,289	50,826	83,895
Office equipment	84,088	148,216	132,490
	2,149,372	1,974,341	1,979,635

Accumulated depreciation	666,441	547,869	431,907
	$1,482,931	$1,426,472	1,547,728

The Group has buildings on the site it occupies, including factory buildings. Due to lack of a Land Use Right Certificate, the Group is unable to apply for the Property Ownership Certificate for the buildings. However, as the buildings are in use, the Group depreciates them over their expected useful lives.

9.	INTANGIBLE ASSET

The intangible asset consisted of the following.

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)

Deposit for land use right	$283,536	$278,528	$277,997

On November 21, 2003, the Group applied to the Government of Huaqiao Town, Huadu District, Guangzhou, for the land use right of No. 2 Industry Area of Huaqiao Town (i.e., Laohutou Lot, Wangongtang) covering an area of around 430,000 square feet. The total consideration for the land use right is $598,536.  As of December 31, 2009 and 2008, the Group has paid $278,258 of this amount.

While the final approval of the application of land use right is pending, the Group entered into an agreement on April 15, 2006 to lease the land from its beneficial owner until such time as a land use certificate is issued by the government or May 21, 2021, whichever occurs first. Payments under the terms of the lease are $8,800 per year.

10.	CONSTRUCTION IN PROGRESS

Construction in progress mainly represents expenditures for the Group’s new corporate campus and machinery under construction. All direct costs relating to the acquisition or construction of the Group’s new corporate campus and machinery are capitalized. Assets under construction will not be depreciated until the construction is completed and the assets are ready for their intended use. Construction in progress as of December 31, 2009 is an environmentally friendly project for sewage disposal system.

11.	LONG-TERM BORROWINGS

The details of the Company’s long-term borrowings are as follows:

	September 30,
	2010	December 31,	December 31,
	(Unaudited)	2009	2008

Bank loan bearing interest at 5.4% per annum,
maturing on May 21, 2012. The loan is
uncollateralized other than restricted cash
deposited at the bank.	$1,566,907	$2,196,772	$-

Less: Current portion	(895,375)	(878,709)	-
	$671,532	$1,318,063	$-

Future maturities with respect to the bank loan as of December 31, 2009 are as follows:

Years Ending
December 31,

2010	$878,709
2011	878,709
2012	439,354
Total	$2,196,772

12.	OTHER PAYABLE AND ACCRUED LIABILITIES

Other payable and accrued liabilities consisted of the following.

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Other payables	$306,650	$126,754	$452,228
Staff welfare payable	100,652	131,513	135,919
Value added tax payable	76,500	50,612	58,806
Other tax payable	40,805	36,325	32,016
	$524,607	$345,204	$678,969

Other payables represent loans from third parties, which are interest free, unsecured and repayable on demand.

13.	GOVERNMENT GRANT

The government grant liability represents an advance from the Chinese government for research and development projects. The Company has recorded the grants received as a government grant liability, and off-set the liability amount when the related research and development activities are performed.

14.	CONTRIBUTED CAPITAL

Ownership of the Company is represented by the relative capital contributions of shareholders. Such shareholders are limited in their personal liability for activities of the Company.

During the year ended December 31, 2009, the registered capital was increased from RMB9.5 million to RMB10 million.  On November 20, 2009, a capital contribution of RMB0.5 million (equivalent to $73,230) was made. The purpose of the increase in registered capital was to provide additional working capital.

15.	SEGMENT INFORMATION

Tanke operates in four segments: organic trace mineral additives, functional regulation additives, herbal medicine additives and other revenues. Management oversees each of these operations separately.

Organic trace mineral additives constitute the largest and fastest growing area of our business. These are various minerals added to animal feed to provide a balanced diet. Functional feed additives are widely used to enhance the properties of other products, improve feed efficiency and stimulate the rapid maturation of the immune system. Chinese herbal feed additives utilize traditional Chinese medicine theory to improve an animal’s digestion and appetite and to regulate the yin and yang balance of an animal’s health. Other revenue consists of the reselling of raw materials and technical support to customers.

Property, equipment and other assets are shared and not tracked separately by segment. Following is a breakdown of revenue and costs of sales by segment.

	Years Ended		Nine Months Ended
	December 31,	December 31,	September 30,	September 30,
	2009	2008	2010	2009
			(Unaudited)	(Unaudited)
Segment revenues
Organic Trace Mineral Additives	$8,498,716	$4,840,103	$10,596,610	$6,667,219
Functional Regulation Additives	2,436,244	2,176,493	1,983,528	1,907,579
Herbal Medicinal Additives	340,635	474,109	304,306	267,832
Other	893,944	1,105,164	658,257	620,535
	$12,169,539	$8,595,869	$13,542,701	$9,463,165

Segment costs of sales
Organic Trace Mineral Additives	$4,038,472	$3,270,311	$6,553,365	$3,287,412
Functional Regulation Additives	1,588,669	1,485,618	1,282,146	1,270,935
Herbal Medicinal Additives	235,641	222,315	197,799	188,513
Other	832,139	293,534	599,927	535,162
	$6,694,921	$5,271,778	$8,633,237	$5,282,022

Segment gross profit
Organic Trace Mineral Additives	$4,460,244	$1,569,792	$4,043,245	$3,379,807
Functional Regulation Additives	847,575	690,875	701,382	636,644
Herbal Medicinal Additives	104,994	251,794	106,507	79,319
Other	61,805	811,630	58,330	85,373
	$5,474,618	$3,324,091	$4,909,464	$4,181,143

16.	INCOME TAX

The Company is a “domestic enterprise” that is registered and operated in Guangzhou, the PRC.

The PRC's legislative body, the National People's Congress, adopted the unified Enterprise Income Tax ("EIT") Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Income tax expense for the years ended December 31, 2009 and 2008 represents the provision for current income tax expenses in the PRC.

Bio Co., a subsidiary of Guangzhou Tanke Co., is a joint venture with a foreign entity that received a full exemption from income taxes in 2007 and 2008 and half rate reduction for years 2009, 2010 and 2011 in accordance with the Law of the People's Republic of China on Income Tax of Enterprises with Foreign Investment and Foreign Enterprises and Notification of the State Council on Carrying out the Transitional Preferential Policies concerning Enterprise Income Tax (Guofa (2007) No. 39).

A reconciliation of the Company’s effective income tax rate to the US statutory tax rate is as follows.

	Years Ended December 31,
	2009		2008

Income before tax	$3,027,424	100%	$1,495,319	100%

US statutory rate	1,029,324	34%	508,408	34%
Less: difference due to
lower Chinese tax rate	(272,467)	-9%	(134,579)	-9%
Less: tax exemption for
Bio Co.	(313,434)	-10%	(276,839)	-19%

Effective tax rate	$443,423	15%	$96,991	6%

The Company is not subject to United States income tax. Furthermore, there is no difference between the Company’s balances for books versus the balances for Chinese income tax purposes. Consequently the Company has no deferred tax assets or liabilities.

17.	COMMITMENTS AND CONTINGENCIES

The Company leases its office and warehouse under non-cancelable operating lease agreements that expire in 2018. Leases are on a fixed payment basis. None of the leases include contingent rentals. Minimum future commitments under the agreements are as follows:

Year ending December 31

2010	$14,679
2011	14,115
2012	13,712
2013	13,712
2014	11,427
Thereafter	56,403

$124,048

18.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Group had no material transactions with its related parties during the years presented.

19.	SUBSEQUENT EVENT

In December 2010, in satisfaction of the amounts due from related parties, Mr. Guixiong Qiu, Mr. Bi Gao, and Ms. Xiuzhen Liang executed a Promissory Note with Guangzhou Tanke Industry Co., Ltd. in the amount of $3,265,559. The loan is unsecured, bears interest at 4% per annum and matures June 30, 2012.